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EXHIBIT 23.1


CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 2002 except for
Note 13 as to which the date is May 31, 2002, Note 14 as to which the date is July 10, 2002 and Note 16 as to which the date is June 20, 2002 relating to the financial statements of Kirkland's Inc., which appears in the Kirkland's, Inc. Registration Statement on Form S-1 (File No. 333-86746).


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Memphis, Tennessee
September 26, 2002